UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3500 Lacey Road, Downers Grove, Illinois 60515

(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 598-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Note Purchase Agreement

On May 15, 2012, Sara Lee Corporation (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) by and among the Company and a group of institutional investors set forth in Schedule A thereto (the “Purchasers”). The Note Purchase Agreement relates to the private placement of $650 million aggregate principal amount of indebtedness by the Company, which is exempt from registration under the Securities Act. The indebtedness is comprised of $232 million of 3.60% Series A Senior Notes due May 15, 2019, $120 million of 3.81% Series B Senior Notes due May 15, 2020, $124 million of 4.03% Series C Senior Notes due May 15, 2021 and $174 million of 4.20% Series D Senior Notes due May 15, 2022 (collectively, the “Notes”).

The Notes are payable semi-annually with interest (computed on the basis of a 360-day year of twelve 30-day months). The Company may prepay the Notes at any time on or after May 15, 2017, in an amount not less than $1,000,000, at a price equal to 100% of the principal amount being prepaid, plus a make-whole amount equal to the excess of the discounted value of the remaining scheduled payments of the principal to be prepaid. Additionally, the Company must offer to prepay all the Notes upon the occurrence of a change of control at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of prepayment. The Notes are unsecured senior obligations of the Company, ranking equal in right of payment with all other senior unsecured indebtedness of the Company.

The Note Purchase Agreement contains covenants that limit the ability of the Company and certain of its subsidiaries to, among other things: enter into transactions with affiliates, incur or create liens, sell assets, issue priority indebtedness and change lines of business. In addition, the Note Purchase Agreement contains a covenant that limits the ability of the Company to consolidate with or merge with any other entity or convey, transfer or lease substantially all of its assets. The Company must also not permit its Consolidated Net Debt to Consolidated Adjusted EBITDA (as defined in the Note Purchase Agreement) to exceed 3.5 to 1.0 at the end of any fiscal quarter. The Note Purchase Agreement contains customary default provisions, including cross-default provisions. Upon default, the Notes become immediately due and payable at a price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of prepayment and the make-whole amount.

As further described below and in the Note Purchase Agreement, the Company expects to satisfy its obligations under the Notes with a mandatory exchange of notes in connection with the proposed spin-off of the Company’s international coffee and tea business.

Note Purchase and Guarantee Deed

On May 15, 2012, the Company entered into a Note Purchase and Guarantee Deed (the “Note Purchase and Guarantee Deed”) by and among the Company, DE US, Inc. (“CoffeeCo”) and D.E MASTER BLENDERS 1753 B.V. (the “Parent Guarantor”). The Note Purchase and

Guarantee Deed relates to the private placement of $650 million aggregate principal amount of indebtedness by CoffeeCo to the Company, which is exempt from registration under the Securities Act. The indebtedness is comprised of $232 million of 3.60% Series A Senior Notes due May 15, 2019, $120 million of 3.81% Series B Senior Notes due May 15, 2020, $124 million of 4.03% Series C Senior Notes due May 15, 2021 and $174 million of 4.20% Series D Senior Notes due May 15, 2022 (collectively, the “CoffeeCo Notes”).

Upon completion of the proposed spin-off of the Company’s international coffee and tea business, the Company will satisfy its obligations under the Notes with a mandatory exchange of the CoffeeCo Notes, which have substantially the same terms as the Notes. CoffeeCo currently is a subsidiary of the Company and will become a subsidiary of the Parent Guarantor following the spin-off.

Pursuant to the Note Purchase and Guarantee Deed, the Parent Guarantor unconditionally guarantees the payment of all principal, interest, plus a make-whole amount equal to the excess of the discounted value of the remaining scheduled payments of the principal to be prepaid, and other additional payments to the holders of the CoffeeCo Notes.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01       Other Events.

On May 15, 2012, the Company issued a press release announcing entry into the Note Purchase Agreement and the Note Purchase and Guarantee Deed. A copy of the Company’s press release is filed as Exhibit 99.1 hereto.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated May 15, 2012.

Sara Lee, by signing this Report, agrees to furnish the Securities and Exchange Commission, upon its request, a copy of any instrument which defines the rights of holders of long-term debt of Sara Lee and all of its subsidiaries for which consolidated or unconsolidated financial statements are required to be filed, and which authorizes a total amount of securities not in excess of 10% of the total assets of Sara Lee and its subsidiaries on a consolidated basis.

Forward-Looking Statements

This report and other documents and statements of Sara Lee contain certain forward-looking statements, including with respect to Sara Lee’s spin-off plans. In addition, from time to time, in oral statements and written reports, Sara Lee discusses its expectations regarding its future performance by making forward-looking statements preceded by terms such as “expects,” “projects,” “anticipates” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data, as well as management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, Sara Lee wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Sara Lee’s actual results to differ from such forward-looking statements are those described in Sara Lee’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011, as well as factors relating to:

•      Sara Lee’s proposed spin-off plans and the related special dividend, such as (i) unanticipated developments that delay or negatively impact the proposed spin-off and capital plans; (ii) Sara Lee’s ability to obtain customary approvals; (iii) Sara Lee’s ability to generate the anticipated efficiencies and savings from the spin-off including a lower effective tax rate for the spun-off company; (iv) the impact of the spin-off on Sara Lee’s relationships with its employees, major customers and vendors and on Sara Lee’s credit ratings and cost of funds; (v) changes in market conditions; (vi) future opportunities that the board of directors of Sara Lee may determine present greater potential value to shareholders than the spin-off and special dividend; (vii) disruption to Sara Lee’s business operations as a result of the spin-off; (viii) future operating or capital needs that require a more significant outlay of cash than currently anticipated; and (ix) the ability of the businesses to operate independently following the completion of the spin-off;

•      Sara Lee’s relationship with its customers, such as (i) a significant change in Sara Lee’s business with any of its major customers, such as Walmart, its largest customer; and (ii) credit and other business risks associated with customers operating in a highly competitive retail environment;

•      the consumer marketplace, such as (i) intense competition, including advertising, promotional and price competition; (ii) changes in consumer behavior due to economic conditions, such as a shift in consumer demand toward private label; (iii) fluctuations in raw material costs, Sara Lee’s ability to increase or maintain product prices in response to cost fluctuations and the impact on Sara Lee’s profitability; (iv) the impact of various food safety issues and regulations on sales and profitability of Sara Lee products; and (v) inherent risks in the marketplace associated with product innovations, including uncertainties about trade and consumer acceptance;

•      Sara Lee’s international operations, such as (i) impacts on reported earnings from fluctuations in foreign currency exchange rates, particularly the euro; (ii) Sara Lee’s generation of a high percentage of its revenues from businesses outside the United States and costs to remit these foreign earnings into the U.S. to fund Sara Lee’s domestic operations, dividends, debt service and corporate costs; (iii) difficulties and costs associated with complying with U.S. laws and regulations, such as Foreign Corrupt Practices Act, applicable to global corporations, and different regulatory structures and unexpected changes in regulatory environments overseas; and (iv) Sara Lee’s ability to continue to source production and conduct operations in various countries due to changing business conditions, political environments, import quotas and the financial condition of suppliers; and

•      previous business decisions, such as (i) Sara Lee’s ability to generate margin improvement through cost reduction and efficiency initiatives; (ii) Sara Lee’s credit ratings, the impact of Sara Lee’s capital plans on such credit ratings and the impact these ratings and changes in these ratings may have on Sara Lee’s cost to borrow funds and access to capital/debt markets; (iii) the settlement of a number of ongoing reviews of Sara Lee’s income tax filing positions in various jurisdictions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Sara Lee transacts business; and (iv) changes in the expense for and contingent liabilities relating to multi-employer pension plans in which Sara Lee participates.

In addition, Sara Lee’s results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes and laws and regulations in markets where Sara Lee competes. Sara Lee undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2012

SARA LEE CORPORATION

By:	/s/ Helen N. Kaminski
Name: Helen N. Kaminski
Title: Deputy General Counsel, Corporate and Compliance and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 15, 2012.